Exhibit 99.1

Contact:

Darrell W. Crate

Affiliated Managers Group, Inc.
(617) 747-3300

AMG Reports Financial and Operating Results

for Second Quarter and First Half of 2005

Company Reports EPS of $0.63; Cash EPS of $1.13

Boston, MA, July 27, 2005 – Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the quarter and six months ended June 30, 2005.

Cash earnings per share (“Cash EPS”) for the second quarter of 2005 were $1.13, compared to $1.00 for the second quarter of 2004, while diluted earnings per share for the second quarter of 2005 were $0.63, compared to $0.51 for the same period of 2004.  Cash Net Income was $42.4 million for the second quarter of 2005, compared to $30.4 million for the second quarter of 2004.  Net Income for the second quarter of 2005 was $26.2 million, compared to $18.9 million for the second quarter of 2004.  (Cash EPS and Cash Net Income are defined in the attached tables.)

For the second quarter of 2005, revenue was $208.3 million, compared to $158.6 million for the second quarter of 2004.  EBITDA for the second quarter of 2005 was $59.4 million, compared to $46.1 million for the same period of 2004.

For the six months ended June 30, 2005, Cash Net Income was $84.1 million, while EBITDA was $118.0 million.  For the same period, Net Income was $51.8 million, on revenue of $409.9 million.  For the six months ended June 30, 2004, Cash Net Income was $59.7 million, while EBITDA was $89.9 million.  For the same period, Net Income was $37.1 million, on revenue of $310.2 million.

Net client cash flows for the second quarter of 2005 were approximately $2.6 billion, with net inflows in the mutual fund and institutional channels of $2.1 billion and $790 million, respectively, and outflows in the high net worth channel of $348 million.  These aggregate net client cash flows for the quarter resulted in an increase of approximately $3.8 million to AMG’s annualized EBITDA.  Pro forma for the pending acquisition of First Asset Management Inc., the aggregate assets under management of AMG’s affiliated investment management firms at June 30, 2005 were approximately $163 billion.

(more)

“AMG had an excellent quarter, reporting Cash earnings per share of $1.13, an increase of 13 percent compared to the second quarter of 2004,” said Sean M. Healey, President and Chief Executive Officer of AMG.  “Our Affiliates performed extremely well during the quarter.  With strong investment performance and net client cash flows across our Affiliate group, AMG’s assets under management grew by $5.9 billion, or 4.5 percent, quarter-over-quarter.”

“We are very pleased with our Affiliates’ results in a period of mixed returns in the equity markets,” said William J. Nutt, Chairman.  “AMG’s broad participation in the major segments of the investment management industry, through highly-regarded, strong-performing mutual fund products offered by firms such as Tweedy, Browne, Third Avenue, and Friess Associates, as well as institutionally-focused international and alternative investments offered by firms such as Genesis, First Quadrant and AQR, positioned us for higher earnings this quarter and going forward.”

“Our pending acquisition of First Asset Management will further enhance our diversity, expand our product offerings and add some of Canada’s finest investment managers to our Affiliate group,” continued Mr. Healey.  “Looking ahead, we continue to identify and develop relationships with high quality mid-sized asset management firms, and we remain confident in our ability to generate growth through accretive investments in new Affiliates.”

AMG is an asset management company with equity investments in a diverse group of mid-sized investment management firms.  AMG’s strategy is to generate growth through the internal growth of its existing Affiliates, as well as through investments in new Affiliates.  AMG’s innovative transaction structure allows individual members of each Affiliate’s management team to retain or receive significant direct equity ownership in their firm while maintaining operating autonomy.  In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws.  Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, our ability to complete pending acquisitions, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG’s filings with the Securities and Exchange Commission.  Reference is hereby made to the “Cautionary Statements” set forth in the Company’s Form 10-K for the year ended December 31, 2004.

Financial Tables Follow

A teleconference will be held with AMG’s management at 11:00 a.m. Eastern time today.  Parties interested in listening to the teleconference should dial 1-800-257-2101 (domestic calls) or 1-303-262-2004 (international calls) starting at 10:45 a.m. Eastern time.  Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.  The teleconference will be available for replay approximately one hour after the conclusion of the call.  To access the replay, please dial 1-800-405-2236 (domestic calls) or 1-303-590-3000 (international calls), pass code 11035381.  The live call and the replay of the session, and the additional financial information referenced during the teleconference, may also be accessed via the Web at www.amg.com.

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For more information on Affiliated Managers Group, Inc.,
please visit AMG’s Web site at www.amg.com.

Affiliated Managers Group, Inc.

Financial Highlights

(dollars in thousands, except per share data)

	Three Months Ended 6/30/04	Three Months Ended 6/30/05

Revenue	$158,562	$208,257

Net Income	$18,920	$26,241

Cash Net Income (A)	$30,354	$42,380

EBITDA (B)	$46,127	$59,412

Average shares outstanding - diluted (C)	38,197,082	44,375,152

Earnings per share - diluted (C)*	$0.51	$0.63

Average shares outstanding - adjusted diluted (D)	30,314,383	37,615,508

Cash earnings per share - diluted (D)	$1.00	$1.13

	December 31, 2004	June 30, 2005

Cash and cash equivalents	$140,277	$171,348

Senior debt	$126,750	$116,750

Senior convertible debt	$423,958	$424,262

Mandatory convertible securities	$300,000	$300,000

Stockholders’ equity	$707,692	$765,910

*As required by EITF 04-08 (discussed in Note C in greater detail), the calculation of diluted earnings per share includes the addition to Net Income of interest expense related to the Company’s contingently convertible securities, net of tax, of $632 and $1,552 for the three months ended June 30, 2004 and 2005, respectively.

Affiliated Managers Group, Inc.

Financial Highlights

(dollars in thousands, except per share data)

	Six Months Ended 6/30/04	Six Months Ended 6/30/05

Revenue	$310,196	$409,869

Net Income	$37,090	$51,794

Cash Net Income (A)	$59,733	$84,110

EBITDA (B)	$89,879	$117,965

Average shares outstanding - diluted (C)	39,105,591	44,225,309

Earnings per share - diluted (C)*	$0.98	$1.24

Average shares outstanding - adjusted diluted (D)	31,297,223	37,465,179

Cash earnings per share - diluted (D)	$1.91	$2.25

*As required by EITF 04-08 (discussed in Note C in greater detail), the calculation of diluted earnings per share includes the addition to Net Income of interest expense related to the Company’s contingently convertible securities, net of tax, of $1,239 and $2,847 for the six months ended June 30, 2004 and 2005, respectively.

Affiliated Managers Group, Inc.

Reconciliations of Earnings Per Share Calculation

(dollars in thousands, except per share data)

	Three Months Ended 6/30/04	Three Months Ended 6/30/05

Net Income	$18,920	$26,241
Contingent convertible securities interest expense, net	632	1,552
Net Income, as adjusted	$19,552	$27,793

Average shares outstanding - diluted (C)	38,197,082	44,375,152

Earnings per share - diluted (C)	$0.51	$0.63

	Six Months Ended 6/30/04	Six Months Ended 6/30/05

Net Income	$37,090	$51,794
Contingent convertible securities interest expense, net	1,239	2,847
Net Income, as adjusted	$38,329	$54,641

Average shares outstanding - diluted (C)	39,105,591	44,225,309

Earnings per share - diluted (C)	$0.98	$1.24

Affiliated Managers Group, Inc.

Reconciliations of Average Shares Outstanding

	Three Months Ended 6/30/04	Three Months Ended 6/30/05

Average shares outstanding - diluted (C)	38,197,082	44,375,152
Assumed issuance of COBRA shares	(5,538,465)	(6,331,805)
Assumed issuance of LYONS shares	(2,344,234)	(2,344,130)
Dilutive impact of COBRA shares	—	1,513,820
Dilutive impact of LYONS shares	—	402,471
Average shares outstanding - adjusted diluted (D)	30,314,383	37,615,508

	Six Months Ended 6/30/04	Six Months Ended 6/30/05

Average shares outstanding - diluted (C)	39,105,591	44,225,309
Assumed issuance of COBRA shares	(5,606,779)	(6,138,044)
Assumed issuance of LYONS shares	(2,344,234)	(2,344,130)
Dilutive impact of COBRA shares	98,181	1,320,563
Dilutive impact of LYONS shares	44,464	401,481
Average shares outstanding - adjusted diluted (D)	31,297,223	37,465,179

Affiliated Managers Group, Inc.

Operating Results

(in millions)

Assets Under Management

Statement of Changes - Quarter to Date

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, March 31, 2005	$34,282	$79,671	$18,108	$132,061
Net client cash flows - directly managed assets	2,118	132	(348)	1,902
Net client cash flows - overlay assets	—	658	—	658
Investment performance	1,376	1,554	408	3,338
Assets under management, June 30, 2005	$37,776	$82,015	$18,168	$137,959

Statement of Changes - Year to Date

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, December 31, 2004	$29,881	$79,430	$20,491	$129,802
Net client cash flows - directly managed assets	3,359	2,185	(2,290)	3,254
Net client cash flows - overlay assets	—	(910)	—	(910)
New investments (F)	2,825	72	88	2,985
Investment performance	1,711	1,238	(121)	2,828
Assets under management, June 30, 2005	$37,776	$82,015	$18,168	$137,959

Affiliated Managers Group, Inc.

Operating Results

(in thousands)

Financial Results

	Three Months		Three Months
	Ended	Percent	Ended	Percent
	6/30/04	of Total	6/30/05	of Total
Revenue
Mutual Fund	$61,550	39%	$89,348	43%
Institutional	62,372	39%	88,373	42%
High Net Worth	34,640	22%	30,536	15%
	$158,562	100%	$208,257	100%

EBITDA (B)
Mutual Fund	$18,258	40%	$24,129	41%
Institutional	18,079	39%	27,206	46%
High Net Worth	9,790	21%	8,077	13%
	$46,127	100%	$59,412	100%

	Six Months		Six Months
	Ended	Percent	Ended	Percent
	6/30/04	of Total	6/30/05	of Total
Revenue
Mutual Fund	$121,853	39%	$170,289	42%
Institutional	117,613	38%	176,421	43%
High Net Worth	70,730	23%	63,159	15%
	$310,196	100%	$409,869	100%

EBITDA (B)
Mutual Fund	$36,369	40%	$47,170	40%
Institutional	33,319	37%	54,428	46%
High Net Worth	20,191	23%	16,367	14%
	$89,879	100%	$117,965	100%

Affiliated Managers Group, Inc.

Reconciliation of Performance and Liquidity Measures

(in thousands)

	Three Months	Three Months
	Ended	Ended
	6/30/04	6/30/05

Net Income	$18,920	$26,241
Intangible amortization	4,163	5,737
Intangible amortization - equity method investment (G)	—	1,998
Intangible-related deferred taxes	6,160	7,430
Affiliate depreciation	1,111	974
Cash Net Income (A)	$30,354	$42,380

Cash flow from operations	$65,596	$67,336
Interest expense, net of non-cash items	7,555	7,302
Current tax provision	5,624	7,139
Income from equity method investment, net of distributions (G)	—	1,136
Changes in assets and liabilities and other adjustments	(32,648)	(23,501)
EBITDA (B)	$46,127	$59,412
Holding company expenses	7,038	9,754
EBITDA Contribution	$53,165	$69,166

	Six Months	Six Months
	Ended	Ended
	6/30/04	6/30/05

Net Income	$37,090	$51,794
Intangible amortization	8,264	11,473
Intangible amortization - equity method investment (G)	—	3,995
Intangible-related deferred taxes	12,243	14,860
Affiliate depreciation	2,136	1,988
Cash Net Income (A)	$59,733	$84,110

Cash flow from operations	$77,402	$61,303
Interest expense, net of non-cash items	13,812	14,153
Current tax provision	10,173	15,139
Income from equity method investment, net of distributions (G)	—	3,775
Changes in assets and liabilities and other adjustments	(11,508)	23,595
EBITDA (B)	$89,879	$117,965
Holding company expenses	13,929	19,523
EBITDA Contribution	$103,808	$137,488

Affiliated Managers Group, Inc.

Consolidated Statements of Income

(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2005	2004	2005

Revenue	$158,562	$208,257	$310,196	$409,869

Operating expenses:
Compensation and related expenses	57,591	82,859	114,882	164,071
Selling, general and administrative	25,325	37,477	48,646	71,276
Amortization of intangible assets	4,163	5,737	8,264	11,473
Depreciation and other amortization	1,620	1,483	3,159	3,018
Other operating expenses	3,451	4,918	7,173	9,756
	92,150	132,474	182,124	259,594
Operating income	66,412	75,783	128,072	150,275

Non-operating (income) and expenses:
Investment and other income	(1,698)	(4,846)	(3,582)	(9,024)
Interest expense	8,810	8,541	16,125	16,611
	7,112	3,695	12,543	7,587

Income before minority interest and taxes	59,300	72,088	115,529	142,688
Minority interest (E)	(27,766)	(30,435)	(53,198)	(59,820)

Income before income taxes	31,534	41,653	62,331	82,868

Income taxes - current	5,624	7,139	10,173	15,139
Income taxes - intangible-related deferred	6,160	7,430	12,243	14,860
Income taxes - other deferred	830	843	2,825	1,075
Net Income	$18,920	$26,241	$37,090	$51,794

Average shares outstanding - basic	28,992,832	33,591,741	29,651,623	33,452,278
Average shares outstanding - diluted (C)	38,197,082	44,375,152	39,105,591	44,225,309

Earnings per share - basic	$0.65	$0.78	$1.25	$1.55
Earnings per share - diluted (C)	$0.51	$0.63	$0.98	$1.24

Affiliated Managers Group, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31,	June 30,
	2004	2005
Assets
Current assets:
Cash and cash equivalents	$140,277	$171,348
Short-term investments	21,173	—
Investment advisory fees receivable	91,487	111,838
Prepaid expenses and other current assets	24,795	30,221
Total current assets	277,732	313,407

Fixed assets, net	40,953	42,925
Equity investment in Affiliate	252,597	252,492
Acquired client relationships, net	440,409	440,913
Goodwill	888,567	892,273
Other assets	33,163	33,771
Total assets	$1,933,421	$1,975,781

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$114,350	$121,971
Payables to related party	17,728	11,268
Total current liabilities	132,078	133,239

Senior debt	126,750	116,750
Senior convertible debt	423,958	424,262
Mandatory convertible securities	300,000	300,000
Deferred income taxes	124,168	137,042
Other long-term liabilities	31,397	23,873
Total liabilities	1,138,351	1,135,166

Minority interest (E)	87,378	74,705

Stockholders’ equity:
Common stock	387	387
Additional paid-in capital	566,776	559,321
Accumulated other comprehensive income	1,537	1,385
Retained earnings	384,119	435,913
	952,819	997,006
Less treasury stock, at cost	(245,127)	(231,096)
Total stockholders’ equity	707,692	765,910
Total liabilities and stockholders’ equity	$1,933,421	$1,975,781

Affiliated Managers Group, Inc.

Consolidated Statements of Cash Flow

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2005	2004	2005

Cash flow from operating activities:
Net Income	$18,920	$26,241	$37,090	$51,794
Adjustments to reconcile Net Income to net cash flow from operating activities:
Amortization of intangible assets	4,163	5,737	8,264	11,473
Amortization of debt issuance costs	928	765	1,832	1,510
Depreciation and amortization of fixed assets	1,620	1,483	3,159	3,018
Deferred income tax provision	6,990	8,273	15,068	15,935
Accretion of interest	327	474	481	948
Income from equity method investment, net of amortization	—	(3,002)	—	(6,005)
Distributions received from equity method investment	—	3,864	—	6,225
Tax benefit from exercise of stock options	—	5,346	5,509	5,741
Other investment income	—	(212)	—	(869)
Changes in assets and liabilities:
Increase in investment advisory fees receivable	(5,775)	(2,295)	(14,607)	(20,350)
(Increase) decrease in other current assets	5,316	(994)	6,865	(137)
(Increase) decrease in non-current other receivables	2,817	(84)	3,528	247
Increase in accounts payable, accrued expenses and other liabilities	22,896	14,306	2,812	3,826
Increase (decrease) in minority interest	7,394	7,434	7,401	(12,053)
Cash flow from operating activities	65,596	67,336	77,402	61,303

Cash flow used in investing activities:
Costs of investments in Affiliates, net of cash acquired	(75,952)	(2,893)	(80,066)	(18,391)
Purchase of fixed assets	(2,224)	(2,356)	(3,519)	(4,989)
Purchase of investment securities	(6,575)	(463)	(10,250)	(6,393)
Sale of investment securities	—	—	658	24,062
Decrease (increase) in other assets	49	—	(57)	—
Cash flow used in investing activities	(84,702)	(5,712)	(93,234)	(5,711)

Cash flow from (used in) financing activities:
Borrowings of senior bank debt	—	—	—	5,000
Repayments of senior bank debt	—	—	—	(5,000)
Issuance of convertible securities	—	—	300,000	—
Repurchase of senior debt securities	—	(10,000)	—	(10,000)
Issuance of common stock	—	12,284	11,414	14,025
Repurchase of common stock	—	—	(194,420)	—
Settlement of forward equity sale agreement	—	(14,008)	—	(14,008)
Issuance costs	(129)	(380)	(9,844)	(623)
Repayments of notes payable and other liabilities	(2,457)	(480)	(7,041)	(13,285)
Cash flow from (used in) financing activities	(2,586)	(12,584)	100,109	(23,891)

Effect of foreign exchange rate changes on cash flow	61	(345)	61	(630)
Net increase (decrease) in cash and cash equivalents	(21,631)	48,695	84,338	31,071
Cash and cash equivalents at beginning of period	330,251	122,653	224,282	140,277

Cash and cash equivalents at end of period	$308,620	$171,348	$308,620	$171,348

Affiliated Managers Group, Inc.

Notes

(A)

Cash Net Income is defined as Net Income plus amortization and deferred taxes related to intangible assets plus Affiliate depreciation. This supplemental non-GAAP performance measure is provided in addition to, but not as a substitute for, Net Income. The Company considers Cash Net Income an important measure of its financial performance, as management believes it best represents operating performance before non-cash expenses relating to the acquisition of interests in its affiliated investment management firms. Since acquired assets do not generally depreciate or require replacement, and since they generate deferred tax expenses that are unlikely to reverse, the Company adds back these non-cash expenses. Cash Net Income is used by the Company’s management and Board of Directors as a principal performance benchmark.

The Company adds back amortization attributable to acquired client relationships because this expense does not correspond to the changes in value of these assets, which do not diminish predictably over time. The Company adds back the portion of deferred taxes generally attributable to intangible assets (including goodwill) that it no longer amortizes but which continues to generate tax deductions. These deferred tax expense accruals would be used in the event of a future sale of an Affiliate or an impairment charge, which the Company considers unlikely. The Company adds back the portion of consolidated depreciation expense incurred by Affiliates because under its Affiliate operating agreements, the Company is generally not required to replenish these depreciating assets.

(B)

EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization. This supplemental non-GAAP liquidity measure is provided in addition to, but not as a substitute for, cash flow from operations. As a measure of liquidity, the Company believes EBITDA is useful as an indicator of its ability to service debt, make new investments and meet working capital requirements. EBITDA, as calculated by the Company, may not be consistent with computations of EBITDA by other companies. In reporting EBITDA by segment, Affiliate expenses are allocated to a particular segment on a pro rata basis with respect to the revenue generated by that Affiliate in such segment.

(C)

EITF Issue No. 04-08, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share” (“EITF 04-08”), became effective in the fourth quarter of 2004. EITF 04-08 states that any shares of common stock that may be issued to settle contingently convertible securities (such as the shares that underlie the Company’s zero coupon senior convertible notes and floating rate senior convertible securities) must be considered issued in the calculation of diluted earnings per share, regardless of whether the market price trigger (or other contingent feature) in these securities has been met. This is commonly referred to as the “if-converted” method. Under this method, the Company has included the shares of common stock that may be issued to settle its contingently convertible securities in the calculation of its diluted earnings per share for the three and six months ended June 30, 2005 and has retroactively adjusted earnings per share information for the three and six months ended June 30, 2004. In this if-converted calculation, while the contingently convertible securities continue to be reflected as liabilities on the Company’s balance sheet, the associated interest expense (net of taxes) has been added back to Net Income (as further illustrated on page 5).

(D)

Cash earnings per share represents Cash Net Income divided by adjusted diluted average shares outstanding. In this calculation, the potential share issuance in connection with the Company’s contingently convertible securities measures net shares using a “treasury stock” method. Under this method, only the net number of shares of common stock equal to the value of the contingently convertible securities in excess of par, if any, are deemed to be outstanding. The Company believes the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and the Company is relieved of its debt obligation. This method does not take into account any increase or decrease in the Company’s cost of capital in an assumed conversion.

(E)

Minority interest on the Company’s income statement represents the profits allocated to Affiliate management owners for that period. Minority interest on the Company’s balance sheet represents the undistributed profits and capital owned by Affiliate management, who retain a conditional right to sell their interests to the Company.

(F)	The Company completed its acquisition of the mutual fund business of Fremont Investment Advisors through Managers Investment Group LLC in January 2005.

(G)

The Company is required to use the equity method of accounting for its investment in AQR Capital Management, LLC (“AQR”). Consistent with this method, the Company has not consolidated AQR’s operating results (including its revenue) in its income statement. The Company’s share of AQR’s profits, net of intangible amortization, is reported in “Investment and other income.” AQR’s assets under management are included in the Company’s reported assets under management.